  Exhibit 99.1

F & M Bank Corp.---News and Financials
F & M BANK CORP. ANNOUNCES RECORD QUARTERLY AND YEAR TO DATE EARNINGS AND DIVIDEND INCREASE

CONTACT:	Neil Hayslett, EVP/Chief Administrative Officer	540-896-8941or NHayslett@FMBankVA.com

TIMBERVILLE, VA—October 21, 2016—F & M Bank Corp. (OTCQX: FMBM), parent company of Farmers & Merchants Bank, announces its financial results for the third quarter and year to date ending September 30, 2016.

Selected highlights for the quarter and year to date include:

●
Net income of $2.6 million and $7.0 million, respectively;

●
Net income per common share increased 14.04% YTD;

●
Net interest margin of 4.33%;

●
Net interest income YTD increased $1.4 million;

●
Loans held for investment increased $34.0 million YTD;

●
Return on Average Assets of 1.43% for the third quarter;

Dean Withers, President and CEO, commented “We are pleased to announce record third quarter and year to date earnings of $2.601 million and $7.049 million. These results represent increases of 18.82% and 13.04% for the respective periods. Loan demand continues to be strong with the growth in loans held for investment totaling $34.0 million year to date. Deposit growth has also accelerated in the last two quarters with the year to date increase now totaling $33.2 million. Our net interest margin at 4.33% has been stable over the last several quarters and continues to drive our extraordinary results.”

Withers continued, “During the third quarter, we opened our twelfth branch in Grottoes, Virginia and began construction on our thirteenth branch in Fishersville, Virginia. These branches will supplement the two branches we opened in 2015 in Staunton and Craigsville to further strengthen the growth of our southern market.” Withers stated, “On October 20, 2016 our Board of Directors declared a third quarter dividend of $.22 per share to common shareholders. This is an increase of $.02 (10%) over the prior quarter and $.03 (15.79%) over the prior year. Based on our most recent trade price of $25.00 per share this constitutes a 3.52% yield on an annualized basis. The dividend will be paid on November 17, 2016, to shareholders of record as of November 3, 2016.” Highlights of our financial performance are included below.

F & M Bank Corp. is an independent, locally-owned, community bank holding company, offering a full range of financial services, through its subsidiary, Farmers & Merchants Bank’s twelve banking offices in Rockingham, Shenandoah, Page and Augusta Counties, Virginia. The Bank also provides additional services through two loan production offices located in Penn Laird, VA and Fishersville, VA and through its subsidiary, VBS Mortgage located in Harrisonburg, VA. Additional information may be found by contacting us on the internet at www.fmbankva.com or by calling (540) 896-8941.

This press release may contain “forward-looking statements” as defined by federal securities laws, which may involve significant risks and uncertainties. These statements address issues that involve risks, uncertainties, estimates and assumptions made by management, and actual results could differ materially from the results contemplated by these forward-looking statements. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in: interest rates, general economic conditions, legislative and regulatory policies, and a variety of other matters. Other risk factors are detailed from time to time in our Securities and Exchange Commission filings. Readers should consider these risks and uncertainties in evaluating forward-looking statements and should not place undue reliance on such statements. We undertake no obligation to update these statements following the date of this press release.

F&M Bank Corp.
Key Statistics

	2016				2015
	Q3	Q2	Q1	YTD	Q3	Q2	Q1	YTD
Net Income (000's)	$2,601	$2,358	$2,090	$7,049	$2,189	$2,176	$1,871	$6,236
Net Income available to Common	$2,474	$2,231	$1,962	$6,667	$2,062	$2,049	$1,743	$5,854
Earnings per common share	$0.75	$0.68	$0.60	$2.03	$0.63	$0.62	$0.53	$1.78

Return on Average Assets	1.43%	1.35%	1.27%	1.35%	1.38%	1.42%	1.25%	1.32%
Return on Average Equity	11.99%	11.08%	10.07%	11.03%	10.97%	11.63%	10.38%	10.50%
Dividend Payout Ratio	29.22%	29.46%	31.81%	30.07%	30.16%	29.03%	33.96%	30.34%

Net Interest Margin	4.23%	4.37%	4.39%	4.33%	4.41%	4.46%	4.46%	4.45%
Yield on Average Earning Assets	4.80%	4.90%	4.91%	4.87%	4.88%	4.93%	4.94%	4.92%
Yield on Average Interest Bearing Liabilities	0.79%	0.75%	0.74%	0.76%	0.67%	0.66%	0.67%	0.66%
Net Interest Spread	4.01%	4.15%	4.17%	4.11%	4.21%	4.27%	4.27%	4.26%

Provision for Loan Losses (000's)	$-	$-	$-	$-	$-	$-	$300	$300
Net Charge-offs	$497	$671	$42	$1,210	$45	$24	$86	$155
Net Charge-offs as a % of Loans	0.34%	0.47%	0.03%	0.28%	0.03%	0.02%	0.07%	0.04%
Non-Performing Loans (000's)	$6,196	$5,545	$6,709	$6,196	$6,386	$7,299	$7,174	$6,386
Non-Performing Loans to Total Assets	0.83%	0.76%	0.98%	0.83%	0.97%	1.13%	1.11%	0.97%
Non-Performing Assets (000's)	$8,370	$8,331	$9,486	$8,370	$9,081	$9,744	$9,943	$9,081
Non-Performing Assets to Assets	1.12%	1.14%	1.38%	1.12%	1.38%	1.50%	1.54%	1.38%

Efficiency Ratio	59.68%	60.35%	61.19%	60.39%	57.99%	59.65%	60.36%	58.96%

(1)
The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent interest income is calculated by grossing up interest income for the amounts that are nontaxable (i.e. municipal securities and loan income) then subtracting interest expense. The tax rate utilized is 34%. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitable earning assets are funded. Because the Company earns nontaxable interest income from municipal loans and securities, net interest income for the ratio is calculated on a tax equivalent basis as described above.
(2)
The efficiency ratio is not a measurement under accounting principles generally accepted in the United States. The efficiency ratio is a common measure used by the financial service industry to determine operating efficiency. It is calculated by dividing non-interest expense by the sum of tax equivalent net interest income and non-interest income excluding gains and losses on the investment portfolio. The Company calculates this ratio in order to evaluate how efficiently it utilizes its operating structure to create income. An increase in the ratio from period to period indicates the Company is losing a large percentage of its income to expenses.

	For Nine Months Ended September 30
INCOME STATEMENT	Unaudited 2016	Unaudited 2015
Interest and Dividend Income	$23,763,034	$21,834,518
Interest Expense	2,645,378	2,105,120
Net Interest Income	21,117,656	19,729,398
Non-Interest Income	2,738,999-	2,880,037
Provision for Loan Losses	-	300,000
Other Non-Interest Expenses	14,465,845	13,371,621
Income Before Income Taxes	9,390,810	8,937,814
Provision for Income Taxes	2,187,368	2,586,293
Less Minority Interest income	154,200	115,397
Net Income	$7,049,242	$6,236,124
Dividend on preferred stock	382,500	382,500
Net Income available to common shareholders	$6,666,742	$5,853,624
Average Common Shares Outstanding	3,286,165	3,292,709
Net Income Per Common Share	2.03	1.78
Dividends Declared	.61	.54

BALANCE SHEET	Unaudited September 30, 2016	Unaudited September 30, 2015
Cash and Due from Banks	$7,718,975	$6,420,254
Interest Bearing Bank Deposits	285,630	489,849
Federal Funds Sold	4,151,000	-
Loans Held for Sale	83,164,093	55,481,773
Loans Held for Investment	578,088,508	540,414,615
Less Allowance for Loan Losses	(7,570,826)	(8,869,905)
Net Loans Held for Investment	570,517,682	531,544,710
Securities	38,641,591	24,143,104
Other Assets	40,813,107	38,021,163
Total Assets	$745,292,078	$656,100,853

Deposits	$527,823,741	$483,816,907
Short Term Debt	51,228,742	38,239,340
Long Term Debt	65,089,286	38,892,857
Other Liabilities	13,624,827	13,313,770
Total Liabilities	657,766,596	574,262,874
Preferred Stock	9,425,123	9,425,123
Common Equity	78,100,359	72,412,856
Stockholders’ Equity	87,525,482	81,837,979
Total Liabilities and Stockholders’ Equity	$745,292,078	$656,100,853
Book Value Per Common Share	$23.56	$21.72
Tangible Book Value Per Common Share	$23.77	$21.99

SOURCE:                  F & M Bank Corp.
CONTACT:               Neil Hayslett, EVP/Chief Administrative Officer
                                  540-896-8941 or NHayslett@FMBankVA.com